Exhibit 99.1
MEDLEY MANAGEMENT INC. REPORTS FIRST QUARTER 2019 RESULTS

NEW YORK, May 15, 2019 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its first quarter ended March 31, 2019 and will host an earnings conference call and audio webcast Thursday, May 16th at 10:00 a.m. (Eastern Time).
Highlights

•	Fee earning assets under management were $2.7 billion as of March 31, 2019

•	Total assets under management were $4.7 billion as of March 31, 2019

•	Total revenues were $13.8 million for the first quarter ended March 31, 2019

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.02 for Q1 2019

•	Core Net Income Per Share was $0.02 for Q1 2019

•	The board of directors did not declare a dividend for this quarter

Results of Operations for the Three Months Ended March 31, 2019
Total revenues were $13.8 million for the three months ended March 31, 2019 compared to $14.4 million for the same period in 2018. The decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management, partly offset by an increase in other revenues.
Total expenses from operations were $11.3 million for the three months ended March 31, 2019 compared to $12.8 million for the same period in 2018. The decrease was due primarily to lower professional fees and severance expense, partly offset by an increase in stock-based compensation.
Total other income, net was $1.2 million for the three months ended March 31, 2019 compared to $11.0 million of other expenses, net for the same period in 2018. The favorable variance was due primarily to a $3.5 million unrealized gain on one of our investments during the quarter compared to a $9.6 million unrealized loss on the same investment in the comparable period in 2018. The $3.5 million unrealized gain and $6.1 million of the $9.6 million unrealized loss during the same period in 2018 were allocated to non-controlling interests in consolidated subsidiaries which did not have any impact on the income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $0.4 million for the three months ended March 31, 2019 compared to net loss of $5.1 million for the same period in 2018. Medley Management Inc.’s net loss per share was $0.02 for the three months ended March 31, 2019 compared to net loss per share of $0.26 for the same period in 2018.
Pre-Tax Core Net Income was $0.8 million for the three months ended March 31, 2019 compared to Pre-Tax Core Net Income of $2.1 million for the same period in 2018. Core Net Income Per Share was $0.02 for the three months ended March 31, 2019, compared to Core Net Income Per Share of $0.05 for the same period in 2018. Core EBITDA was $3.9 million for the three months ended March 31, 2019 compared to $5.0 million for the same period in 2018.

Conference Call and Webcast Information
We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday May 16, 2019 to discuss our first quarter end financial results.
All interested parties may participate in the conference call by dialing (877) 870-4263 approximately 5-10 minutes prior to the call. International callers should dial (412) 317-0790. Participants should request to be joined into the Medley Management Inc. call when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

Key Performance Indicators:

	For the Three Months Ended March 31, (unaudited)
	2019	2018
	(dollars in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income (Loss)	$3,739	$(9,451)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(433)	$(5,127)
Net loss per Class A common stock	$(0.02)	$(0.26)
Net Income Margin (1)	(3.1)%	(35.6)%
Weighted average shares - Basic and Diluted	5,754,665	5,483,303

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$804	$2,108
Core Net Income (2)	$705	$1,257
Core EBITDA (3)	$3,880	$5,008
Core Net Income Per Share (4)	$0.02	$0.05
Core Net Income Margin (5)	5.1%	9.8%
Pro-Forma Weighted Average Shares Outstanding (6)	32,117,893	30,635,399

Other Data (at period end, in millions):
AUM	$4,668	$5,076
Fee Earning AUM	$2,711	$3,040

(1)	Net Income Margin equals Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, non-recurring expenses associated with strategic initiatives, such as our pending merger with Sierra, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assume that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%. Please refer to the calculation of Core Net Income Per Share in Exhibit C for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 24,705,970 vested and unvested LLC Units for 24,705,970 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending Balance, December 31, 2018	$1,743	$1,042	$2,785	63%	37%
Commitments	(6)	53	47
Distributions	(19)	(64)	(83)
Change in fund value	(5)	(33)	(38)
Ending Balance, March 31, 2019	$1,713	$998	$2,711	63%	37%
Total fee earning AUM decreased by $74.0 million, or 3% as of March 31, 2019 compared to total fee earning AUM as of December 31, 2018. The permanent capital vehicles’ share of fee earning AUM remained at 63% as of March 31, 2019 compared to December 31, 2018.
Dividend Declaration

Medley did not declare a dividend this quarter. Medley’s board of directors will continue to monitor the dividend policy on an ongoing basis.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.7 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 17 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).
Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of March 31, 2019.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended March 31, (unaudited)
	2019	2018
	(in thousands, except share and per share data)
Revenues
Management fees	$10,913	$12,085
Other revenues and fees	2,441	2,329
Investment income:
Carried interest	352	165
Other investment income (loss)	63	(183)
Total Revenues	13,769	14,396

Expenses
Compensation and benefits	8,021	8,331
General, administrative and other expenses	3,254	4,509
Total Expenses	11,275	12,840

Other Income (Expense)
Dividend income	572	1,429
Interest expense	(2,898)	(2,681)
Other income (expenses), net	3,571	(9,755)
Total Other Income (Expense), Net	1,245	(11,007)
Income (loss) before income taxes	3,739	(9,451)
(Benefit from) provision for income taxes	(23)	190
Net Income (Loss)	3,762	(9,641)
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	4,195	(4,514)
Net loss attributable to non-controlling interests in Medley LLC	(361)	(3,899)
Net Loss Attributable to Medley Management Inc.	$(72)	$(1,228)

Net Loss Per Share of Class A Common Stock:
Basic	$(0.02)	$(0.26)
Diluted	$(0.02)	$(0.26)
Weighted average shares outstanding - Basic and Diluted	5,754,665	5,483,303

Exhibit B. Reconciliation of Core Net Income and Core EBITDA to Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended March 31, (unaudited)
	2019	2018
	(in thousands)
Net loss attributable to Medley Management Inc.	$(72)	$(1,228)
Net loss attributable to non-controlling interests in Medley LLC	(361)	(3,899)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(433)	$(5,127)
Reimbursable fund startup expenses	167	623
IPO date award stock-based compensation	42	141
Expenses associated with strategic initiatives	311	852
Other non-core items:
Unrealized losses on shares of MCC	—	3,543
Severance expense	740	1,886
Income tax expense on adjustments	(122)	(661)
Core Net Income	$705	$1,257
Interest expense	2,898	2,681
Income taxes	99	851
Depreciation and amortization	178	219
Core EBITDA	$3,880	$5,008

Exhibit C. Calculation of Core Net Income Per Share

	For the Three Months Ended March 31, (unaudited)
	2019	2018
	(in thousands, except share and per share amounts)
Numerator
Core Net Income	$705	$1,257
Add: Income taxes	99	851
Pre-Tax Core Net Income	$804	$2,108

Denominator
Class A common stock	5,754,665	5,483,303
Conversion of LLC Units and restricted LLC Units to Class A common stock	24,650,414	23,670,187
Restricted Stock Units	1,712,814	1,481,909
Pro-Forma Weighted Average Shares Outstanding (1)	32,117,893	30,635,399
Pre-Tax Core Net Income Per Share	$0.03	$0.07
Less: corporate income taxes per share (2)	(0.01)	(0.02)
Core Net Income Per Share	$0.02	$0.05

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 24,705,970 vested and unvested LLC Units for 24,705,970 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%.

Exhibit D. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended March 31, (unaudited)
	2019	2018

Net Income Margin	(3.1)%	(35.6)%
Reimbursable fund startup expenses (1)	1.3%	4.3%
IPO date award stock-based compensation (1)	0.3%	1.0%
Expenses associated with strategic initiatives (1)	2.3%	5.9%

Other non-core items:(1)
Unrealized losses on shares of MCC	—%	24.6%
Severance expense	5.4%	13.1%
Provision for income taxes (1)	(0.2)%	1.3%
Corporate income taxes (2)	(0.9)%	(4.8)%
Core Net Income Margin	5.1%	9.8%

(1)	Adjustments to Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)	Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%

Exhibit E. Consolidated Balance Sheets of Medley Management Inc.

	As of
	March 31, 2019 (unaudited)	December 31, 2018
	(in thousands)
Assets
Cash and cash equivalents	$12,498	$17,219
Investments, at fair value	40,425	36,425
Management fees receivable	9,805	10,274
Right-of-use assets under operating leases	7,830	—
Other assets	13,917	14,298
Total Assets	$84,475	$78,216

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$117,809	$117,618
Loans payable, net	10,000	9,892
Due to former minority interest holder	9,841	11,402
Operating lease liabilities	9,754	—
Accounts payable, accrued expenses and other liabilities	20,116	26,739
Total Liabilities	167,520	165,651

Redeemable Non-controlling Interests	26,337	23,186

Equity
Class A common stock	58	57
Class B common stock	—	—
Additional paid in capital	8,999	7,529
Accumulated deficit	(19,734)	(19,618)
Total stockholders' deficit, Medley Management Inc.	(10,677)	(12,032)
Non-controlling interests in consolidated subsidiaries	(502)	(747)
Non-controlling interests in Medley LLC	(98,203)	(97,842)
Total Deficit	(109,382)	(110,621)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$84,475	$78,216